EXHIBIT 10.39(c)

FOURTH AMENDMENT TO AMENDED AND RESTATED MASTER MOTOR VEHICLE FINANCE LEASE AGREEMENT
This FOURTH AMENDMENT (this “Amendment”), dated as of August 16, 2013, amends the Amended and Restated Master Motor Vehicle Finance Lease Agreement, dated as of June 3, 2004 (as amended to date, the “Finance Lease”), by and among AESOP LEASING L.P., a Delaware limited partnership, as lessor (the “Lessor”), AVIS BUDGET CAR RENTAL, LLC (formerly known as Cendant Car Rental Group, LLC), a Delaware limited liability company (“ABCR”), as a lessee (in such capacity, a “Lessee”), as administrator (in such capacity, the “Administrator”) and as guarantor (in such capacity, the “Finance Lease Guarantor”), AVIS RENT A CAR SYSTEM, LLC (formerly known as Avis Rent A Car System, Inc.), a Delaware limited liability company (“ARAC”), as a lessee (in such capacity, a “Lessee”) and BUDGET RENT A CAR SYSTEM, INC., a Delaware corporation (“BRAC”), as a lessee (in such capacity, a “Lessee” and together, with ABCR and ARAC, in their capacities as lessees, the “Lessees”). Unless otherwise specified herein, capitalized terms used herein shall have the meanings ascribed to such terms in (i) the Definitions List attached as Schedule I to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (as amended to date, the “Base Indenture”), between Avis Budget Rental Car Funding (AESOP) LLC (formerly known as Cendant Rental Car Funding (AESOP) LLC) (“ABRCF”), as Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as trustee (the “Trustee”), as such Definitions List may from time to time be amended in accordance with the terms of the Base Indenture, or (ii) the Finance Lease, as applicable.
W I T N E S S E T H:
WHEREAS, pursuant to Section 29 of the Finance Lease, the Finance Lease may be amended with an agreement in writing signed by the Lessor, the Finance Lease Guarantor and each Lessee and consented to in writing by ABRCF, as lender (in such capacity, the “Lender”), and the Trustee;
WHEREAS, pursuant to Section 8.24 of the Base Indenture, ABRCF is prohibited, subject to certain exceptions, from giving any approval or consent or permission provided for in any Related Document;
WHEREAS, pursuant to Section 12.2 of the Base Indenture the provisions of the Base Indenture may be waived with the written consent of ABRCF, the Trustee, any applicable Enhancement Provider and the Requisite Investors;
WHEREAS, ABRCF has requested the Trustee, each applicable Enhancement Provider and the Requisite Investors to consent, and the Trustee, each applicable Enhancement Provider and the Requisite Investors have consented, to the amendment of certain provisions of the Finance Lease as set forth herein;
WHEREAS, the parties desire to amend the Finance Lease (i) to allow used vehicles to be leased pursuant thereto, and (ii) subject to certain restrictions, to allow the Certificates of Title relating to the Vehicles to be held at any titling service; and
WHEREAS, the Lessor has requested the Trustee and the Lender to, and, upon this Amendment becoming effective, the Lessor, the Lender and the Trustee have agreed to, amend certain provisions of the Finance Lease as set forth herein;

NOW, THEREFORE, it is agreed:
1.Clause (i) of Section 2.1 of the Finance Lease is hereby amended by deleting the text “new vehicles” and inserting the text “new or used vehicles” in lieu thereof.
2.Section 2.3 of the Finance Lease is hereby amended by deleting the text “any new Vehicles” and inserting the text “any new or used Vehicle” in lieu thereof.
3.Section 2.9 of the Finance Lease is hereby amended by deleting the text “and (e)” therein and inserting the following text in lieu thereof:
“, (e) the aggregate Net Book Value of all Vehicles that were used vehicles at the time of acquisition thereof by the Lessor (or such portion thereof as is specified in such Supplement) and leased under the Leases (after giving effect to the inclusion of such Vehicle under this Agreement) as of such date shall not exceed the lowest applicable percentage set forth in any Supplement under which Notes are Outstanding and (f)”
4.Section 3.1(a) of the Finance Lease is hereby amended by deleting clause (v) of the second sentence thereof, and inserting the following text in lieu thereof:
“(v) the date that is the last Business Day of the month that is thirty-six (36) months after (x) with respect to any new Vehicle acquired by the Lessor, the month in which the Vehicle Finance Lease Commencement Date occurs with respect to such Vehicle or (y) with respect to any used Vehicle acquired by the Lessor, the date of the original manufacturer’s invoice for such Vehicle, as set forth in an Officer’s Certificate delivered to the Lessor on or prior to the Vehicle Finance Lease Commencement Date with respect to such Vehicle,”
5.Section 10 of the Finance Lease is hereby amended by deleting clause (iii) of the proviso to the first sentence thereof and inserting the following text in lieu therof:
“(iii) any other titling service, acting as agent for the Administrator, so long as notice is provided to the Noteholders and the Rating Agency Consent Condition is satisfied with respect to the possession of the Certificates of Title by such titling service.”
6.    This Amendment is limited as specified and, except as expressly stated herein, shall not constitute a modification, acceptance or waiver of any other provision of the Finance Lease.
7.    This Amedment shall become effective as of the date (the “Amendment Effective Date”) on which each of the following has occurred: (i) each of the parties hereto shall have executed and delivered this Amendment to the Trustee, (ii) the Rating Agency Consent Condition shall have been satisfied with respect to this Amendment and (iii) the Requisite Investors, the Trustee, the Lender and, for any applicable Series of Notes, each applicable Enhancement Provider, shall have consented hereto.

8.    From and after the Amendment Effective Date, all references to the Finance Lease shall be deemed to be references to the Finance Lease as amended hereby.
9.    This Amendment may be executed in separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.
10.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date above first written.

AESOP LEASING L.P.

By:	AESOP LEASING CORP., its general partner

By:	/s/ David Calabria
Name: David Calabria
Title: Vice President and Assistant Treasurer

AVIS BUDGET CAR RENTAL, LLC, as Lessee, Administrator and Finance Lease Guarantor

By:	/s/ David Calabria
Name: David Calabria
Title: Assistant Treasurer

AVIS RENT A CAR SYSTEM, LLC., as Lessee

By:	/s/ David Calabria
Name: David Calabria
Title: Vice President and Assistant Treasurer

BUDGET RENT A CAR SYSTEM, INC., as Lessee

By:	/s/ David B. Wyshner
Name: David B. Wyshner
Title: Senior Executive Vice President, Chief Financial Officer & Treasurer

Acknowledged and Consented

AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC, as Lender

By:	David Calabria
Name: David Calabria Title: Vice President, Assistant Secretary & Assistant Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	David H. Hill
Name: David H. Hill Title: Vice President